UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 16, 2008 (July 10, 2008)
Date of report (Date of earliest event reported)
ALLEGHENY ENERGY, INC.
(Exact name of registrant as specified in charter)

Maryland	1-267	13-5531602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania	15601-1689
(Address of principal executive of offices)	(Zip code)
Registrant’s telephone number, including area code: (724) 837-3000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (e) On July 10, 2008, the Board of Directors of Allegheny Energy Service Corporation (“AESC”) adopted a new Executive Severance Plan (the “Severance Plan”) and a new Executive Change in Control Severance Plan (the “Change in Control Plan” and, together with the Severance Plan, the “Plans”), which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. AESC is a wholly owned subsidiary of Allegheny Energy, Inc. (the “Company”) that employs substantially all of the Company’s personnel.
     Certain key executive employees of the Company (the “Plan Participants”) are entitled to receive benefits under the Plans as described below, provided that the Plans will not apply to any such executive employee who is subject to an existing severance agreement or change in control agreement, as applicable, until the term of such agreement expires (or, if earlier, such date as the employee executes an acknowledgement that the relevant Plan supersedes such agreement). The Plan Participants include, but are not limited to, certain of the Company’s “named executive officers,” including David E. Flitman, David M. Feinberg, and Thomas R. Gardner. Mr. Flitman is a Vice President of the Company and the President of Allegheny Power, which includes Monongahela Power Company, The Potomac Edison Company and West Penn Power Company. Mr. Feinberg is the Vice President, General Counsel and Secretary of the Company, and Mr. Gardner is the Company’s Vice President and Chief Information Officer. Paul J. Evanson, who is the Company’s Chairman, President and Chief Executive Officer, and Philip L. Goulding, who is the Company’s Senior Vice President and Chief Financial Officer, are not Plan Participants.
     The Severance Plan. The Severance Plan provides benefits to each Plan Participant who incurs an Involuntary Termination or a Good Reason Resignation (as such terms are defined in the Severance Plan) other than an Involuntary Termination or Good Reason Resignation that constitutes a Change in Control Termination (as defined in the Severance Plan), subject to certain conditions and requirements more fully described in the Severance Plan. Under the Severance Plan, Messrs. Feinberg and Flitman, together with other “Tier 1” Plan Participants (“Tier 1 Participants”), each will be entitled to receive salary and bonus severance equal to 200% of the sum of his Base Salary and Average Annual Incentive Payment (as such terms are defined in, and calculated in accordance with, the Severance Plan) upon his Involuntary Termination or Good Reason Resignation, as described above. The Severance Plan’s “Tier 2” participants (“Tier 2 Participants”), including Mr. Gardner, each will be entitled to receive salary and bonus severance equal to 100% of the sum of his Base Salary and Average Annual Incentive Payment, calculated in accordance with the Severance Plan, upon his Involuntary Termination or Good Reason Resignation. Both Tier 1 Participants and Tier 2 Participants will also be entitled to receive pro-rata bonus amounts for the year of termination (calculated in accordance with the Severance Plan), as well as a lump sum payment as reimbursement for premiums to continue medical and dental coverage under then-available benefit plans or to purchase such coverage from an independent third party.
     The Severance Plan also generally provides that any option to purchase shares of the Company’s common stock granted to the relevant Plan Participant under the Company’s 1998 Long-Term Incentive Plan (the “1998 LTIP”) or the Company’s 2008 Long-Term Incentive Plan (the “2008 LTIP”), and any outstanding award of performance shares of the Company’s common stock granted to the Plan Participant under the 2008 LTIP will, to the extent that the Plan Participant becomes entitled to benefits under the Severance Plan, vest on a pro-rated basis, as more fully described in the Severance Plan. Further, options granted to the Plan Participant under the 1998 LTIP and the 2008 LTIP that are vested at the time of the Plan Participant’s Termination Date (as defined in the Severance Agreement) will remain exercisable for a period of three years following such Termination Date (but not longer than the scheduled expiration date of such options). For Messrs. Feinberg and Flitman, the Severance Plan provides that, in addition to the option vesting described above, certain stock options granted under the 1998 LTIP that would have vested for Mr. Feinberg or Mr. Flitman, as the case may be, if he had continued to be employed by the Company for one year following his Termination Date will vest on the scheduled vesting date and be exercisable for 90 days following the scheduled vesting date (but not longer than the scheduled expiration date of the options).
     The Severance Plan generally provides that a Plan Participant will participate in the Company’s Supplemental Executive Retirement Plan (the “SERP”) on the terms and conditions set forth in the SERP, except that if the Plan Participant has five years of service under the SERP on his Termination Date, the Plan Participant will vest in his SERP benefit.
     The Severance Plan also subjects Plan Participants to certain confidentiality, non-competition, non-solicitation and other obligations, as more fully described therein.
     The Change in Control Plan. The Change in Control Plan provides benefits to each Plan Participant who incurs a Change in Control Termination (as defined in the Change in Control Plan), subject to certain conditions more fully described in the Change in Control Plan.
     Under the Change in Control Plan, Messrs. Feinberg and Flitman, together with other Tier 1 Participants each will be entitled to receive salary and bonus severance equal to 300% of the sum of his Base Salary and Target Bonus (as such terms are defined in, and calculated in accordance with, the Change in Control Plan) upon his Change in Control Termination, as described above. The Change in Control Plan’s Tier 2 Participants, including Mr. Gardner, each will be entitled to receive salary and bonus severance equal to 200% of the sum of his Base Salary and Target Bonus, calculated in accordance with the Change in Control Plan, upon his Change in Control Termination. Both Tier 1 Participants and Tier 2 Participants will also be entitled to receive pro-rata bonus amounts for the year of termination, as well as a lump sum payment as reimbursement for premiums to continue medical and dental coverage under then-available benefit plans or to purchase such coverage from an independent third party.
     The Change in Control Plan generally provides that a Plan Participant will participate in the SERP on the terms and conditions set forth in the SERP, except that, in the case of a Change in Control Termination, (a) if a Plan Participant is not already vested in the SERP benefit, the Plan Participant will be fully vested in his SERP benefit and (b) a Tier 1 Plan Participant will be credited with three additional years of service, and a Tier 2 Plan Participant will be credited with two additional years of service under the SERP.
     Additionally, the Change in Control Plan entitles Plan Participants to gross-up payments in the event that certain of their respective compensation is subject to excise tax and certain other conditions are satisfied, as more fully described in the Change in Control Plan. The Change in Control Plan also subjects Plan Participants to certain confidentiality, non-competition, non-solicitation and other obligations, as more fully described therein.

Item 9.01    Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
10.1	Allegheny Energy Service Corporation Executive Severance Plan
10.2	Allegheny Energy Service Corporation Executive Change in Control Severance Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.

Dated: July 16, 2008	By:	/s/ Philip L. Goulding

	Name:	Philip L. Goulding
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Allegheny Energy Service Corporation Executive Severance Plan
10.2	Allegheny Energy Service Corporation Executive Change in Control Severance Plan